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                                                                 EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Grove Holdings LLC and Grove Holdings Capital, Inc. of our report dated December 15, 1997 relating to the financial statements of The Grove Companies which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

PricewaterhouseCoopers LLP

Florham Park, NJ
September 9, 1998